EXHIBIT 10.5

EXECUTION VERSION

AMENDMENT TO MGM RESORTS INTERNATIONAL RESTRICTED STOCK UNITS AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of November 5, 2012, between James J. Murren (the “Employee”) and MGM Resorts International, a Delaware corporation (the “Company”).

WHEREAS, on October 3, 2011 the Company granted Restricted Stock Units (as defined in the RSU Agreement (as defined below)) to the Employee under the Company’s Amended and Restated 2005 Omnibus Incentive Plan (the “Incentive Plan”) and a Restricted Stock Units Agreement (the “RSU Agreement”);

WHEREAS, the Employee and the Company have entered into that certain Employment Agreement entered into as of November 5, 2012, (the “Employment Agreement”) and the Employee has been appointed a participant to the Company’s Change of Control Policy for Executive Officers;

WHEREAS, Section 3.4.3 of the Employment Agreement provides for certain amendments to the Restricted Stock Units; and

WHEREAS, the Company and the Employee desire to modify the terms of the Restricted Stock Units by amending the RSU Agreement;

NOW THEREFORE, the Company hereby amends the RSU Agreement as follows:

1.             Section 3.2 shall be deleted in its entirety and replaced with the following:

“3.2        Vesting at Termination.  Upon termination of employment with the Employer for any reason the unvested portion of the Restricted Stock Units shall be forfeited without any consideration; provided, however, that,

(i)            upon termination of employment by the Employer without Employer’s Good Cause, by the Participant with Participant’s Good Cause, or due to the Participant’s death or Disability, subject to the satisfaction of the Performance Criteria, the Restricted Stock Units that would have become vested (but for such termination) under the schedule determined in Section 3.1 herein during the twenty-four (24) months from the date of termination of employment shall be paid on the same schedule determined in Section 3.1 herein; provided, however that such continued vesting shall immediately cease and unvested Restricted Stock Units shall be forfeited in the event the Participant materially breaches any post-termination covenant with the Company or its affiliate in an employment agreement (after taking into account any applicable cure period); and

(ii)           upon termination of employment due to the Participant’s death or Disability, in each case, within twelve (12) months following a Change of Control, subject to the satisfaction of the Performance Criteria, the Restricted Stock Units that would have become vested (but for such termination) under the schedule determined in Section 3.1 herein during the twenty-four (24) months after the date of termination of the Participant’s employment shall become immediately vested and shall be paid within thirty (30) days thereafter; and

(iii)          upon termination of employment by the Employer without Employer’s Good Cause or by the Participant with Participant’s Good Cause, in each case, within twelve (12) months following a Change of Control, subject to the satisfaction of the Performance Criteria, any then unvested Restricted Stock Units shall become immediately vested and shall be paid within thirty (30) days thereafter; and

(iv)          upon termination of employment by the Employer without Employer’s Good Cause or by the Participant with Participant’s Good Cause, in each case, within six (6) months prior to a Change of Control, subject to the satisfaction of the Performance Criteria, the Restricted Stock Units that would have become vested (but for such termination) under the schedule determined in Section 3.1 herein shall be paid on the same schedule determined in Section 3.1 herein.”

2.             Except as specifically amended hereby, the RSU Agreement shall remain in full force and effect as originally executed.

3.             This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Amendment to MGM Resorts International Restricted Stock Units Agreement is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
Name: John M. McManus
Title: Executive Vice President,
General Counsel & Secretary

IN WITNESS WHEREOF, this Amendment to MGM Resorts International Restricted Stock Units Agreement is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

/s/ James J. Murren
James J. Murren